UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

NationsHealth, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13630 N.W. 8th Street, Suite 210 Sunrise, Florida	33325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 903-5000

13650 N.W. 8th Street, Suite 109 Sunrise, Florida 33325
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously announced, on November 14, 2006 (the “Separation Date”), Robert E. Tremain resigned from the position of Chief Operating Officer of NationsHealth, Inc. (the “Company”).

In connection with his resignation, on November 20, 2006, Mr. Tremain and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provided Mr. Tremain with a revocation period of seven days following execution. Mr. Tremain did not exercise his revocation right and the Separation Agreement became fully effective on November 28, 2006, the eighth day following the execution of the Separation Agreement.

Under the terms of the Separation Agreement, the Company will pay Mr. Tremain all wages and any accrued but unused paid time off, in accordance with the Company’s policies, through the Separation Date. The Company will pay Mr. Tremain separation payments totaling $350,000, reduced by applicable withholding. The Company will also provide for immediate vesting of 40,000 shares of restricted stock in the Company previously awarded to Mr. Tremain, provided that the remaining 185,000 shares of restricted stock previously awarded to Mr. Tremain shall revert to the Company.

The Company will pay the costs of any COBRA continuation coverage for Mr. Tremain through the earlier of (i) six months from the Separation Date, and (ii) the date upon which Mr. Tremain becomes eligible to participate in a group health plan through a new employer. The Company will also reimburse Mr. Tremain for reasonable moving costs incurred in connection with transporting his automobile and personal property from Florida to Pennsylvania.

The terms of the Separation Agreement further provide for mutual general liability releases and customary provisions relating to non-competition, non-solicitation, non-disparagement and confidentiality.

The foregoing description of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement which is set forth as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Separation Agreement and General Release dated November 20, 2006, between NationsHealth, Inc. and Robert E. Tremain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

Date: November 28, 2006	By:	/s/ Timothy Fairbanks

Timothy Fairbanks Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement and General Release dated November 20, 2006, between NationsHealth, Inc. and Robert E. Tremain.